EXHIBIT 99.1


                               [GRAPHIC OMITTED]


                                                          FOR IMMEDIATE RELEASE
                                                                  MARCH 24, 2003

                  HEALTHSOUTH ANNOUNCES RESIGNATION OF DIRECTOR

BIRMINGHAM, Alabama - HEALTHSOUTH Corporation (NYSE:HRC) announced today that Betsy S. Atkins, who had been appointed to fill a vacancy on its Board of Directors on March 7, 2003, has tendered her immediate resignation from the Board.

The Board of Directors has appointed director Jon F. Hanson to serve as Interim Chair of the Special Investigative Committee of the Board, established March 19 to investigate the allegations made in the Security and Exchange Commission's March 19 civil complaint and other related events. Ms. Atkins previously chaired the committee. Mr. Hanson has been a member of HEALTHSOUTH's Board since September 2002, and is Chairman of The Hampshire Companies, a New Jersey-based real estate investment firm. The company is continuing its full cooperation with the SEC and the Department of Justice in their investigations.

HEALTHSOUTH is the nation's largest provider of outpatient surgery, diagnostic imaging and rehabilitative healthcare services, with nearly 1,700 locations in all 50 states, the United Kingdom, Australia, Puerto Rico, Saudi Arabia and Canada. HEALTHSOUTH can be found on the Web at www.healthsouth.com.

Statements contained in this press release which are not historical facts are forward-looking statements. In addition, HEALTHSOUTH, through its senior management, may from time to time make forward-looking public statements concerning the matters described herein. Such forward-looking statements are necessarily estimates based upon current information, involve a number of risks and uncertainties and are made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. HEALTHSOUTH's actual results may differ materially from the results anticipated in these forward-looking statements as a result of a variety of factors, including those identified in this press release and in the public filings made by HEALTHSOUTH with the Securities and Exchange Commission, including HEALTHSOUTH's Annual Report on Form 10-K for the year ended December 31, 2001 and its Quarterly Reports on Form 10-Q, and forward-looking statements contained in this press release or in other public statements of HEALTHSOUTH or its senior management should be considered in light of those factors. There can be no assurance that such factors or other factors will not affect the accuracy of such forward-looking statements.

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For more information contact:
-----------------------------
Media                                               Investors
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ERNIE KNEWITZ                                       SUSAN NOONAN OR DAVID WALSEY
EURO RSCG LIFE NRP                                  EURO RSCG LIFE NRP
205-410-2777                                        205-970-7319